UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 14, 2006
CanWest Petroleum Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707 — 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisitions or Disposition of Assets.
     On August 14, 2006, CanWest Petroleum Corporation (the “Company” or “CanWest”) closed a reorganization agreement with its subsidiary, Oilsands Quest, Inc. (“OQI”), which was initially entered into June 9, 2006 with conditions precedent to closing. CanWest acquired the minority interest in OQI going from a 64.08% ownership interest to a 100% voting interest. In connection with the reorganization agreement, CanWest also entered into a Voting and Exchange Trust Agreement with OQI and Computershare Trust Company of Canada (“CTC”), and a Support Agreement with OQI. Collectively, these agreements are referred to as the “Acquisition Agreements.”
     According to the Acquisition Agreements, all the common stock held by OQI shareholders, other than CanWest, were exchanged for a new class of OQI shares called Exchangeable Shares pursuant to a ratio of one OQI common share to 8.23 Exchangeable Shares. The Exchangeable Shares are exchangeable at any time on a one-for-one basis, at the option of the holder, for CanWest shares of common stock. OQI can redeem the outstanding Exchangeable Shares on the same terms at any time after August 14, 2013 and only under certain limited circumstances prior to August 14, 2013 in accordance with the Acquisition Agreements. An Exchangeable Share provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of CanWest common stock. Holders of Exchangeable Shares have registration rights with respect to the resale of CanWest common stock. CanWest may issue up to an aggregate of 76,504,304 shares of CanWest common stock, of which 57,349,388 were issued on closing with the balance to be issued on the exercise of OQI options and warrants. The Exchangeable Shares are represented for voting purposes in the aggregate by one share of CanWest Series B Preferred Stock (the “Preferred Share”), which is held by CTC. CTC will in turn vote the one Preferred Share as indicated by the individual holders of Exchangeable Shares. The one Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders.
     In connection with the acquisition of OQI, CanWest paid its financial advisors a success fee of $1,590,528. In addition OQI has issued its financial advisors 288,050 Exchangeable Shares and paid them $353,450 as a success fee.
Item 8.01 Other Events.
     In a Form 8-K dated August 15, 2006, the Company reported the following under Item 1.01, Entry into a Material Definitive Agreement:
     On August 15, 2006, CanWest Petroleum Corporation’s wholly owned subsidiary, Township Petroleum Corporation (“Township”), closed a transaction under a Share Purchase Agreement (the “Agreement”) with the shareholders (“Shareholders”) of Stripper Energy Services Inc. (“Stripper Energy”).

     Township purchased from the Shareholders all of the issued and outstanding shares of Stripper Energy’s common stock for a total purchase price of CND$20,000,000 (US$17,850,768) including the original option payment of CND$1,250,000. Stripper Energy owns the 2.5 percent gross overriding royalty on Oilsands Quest Inc.’s (“OQI”) permit lands in Saskatchewan. OQI is a subsidiary of CanWest Petroleum.
     As a result, CanWest, through its subsidiary Township, acquired all of the issued and outstanding shares of Stripper Energy for $16,701,446 net of a deposit, paid during the three months ended July 31, 2006, of $1,130,927.
     In a Form 8-K dated August 14, 2006, the Company reported the following under Item 3.02, Unregistered Sales of Equity Securities:
     On August 14, 2006, the Company completed a private offering (the “Offering”) of 3.9 million shares of its common stock, $.001 par value per share (the “Purchased Shares”), at a price of $3.80 per share for gross proceeds of $14,820,000 ($16,604,328 Cdn) pursuant to subscription agreements (the “Subscription Agreements”) with the subscribers. No commissions were paid in connection with the Offering.
     Subsequent to August 14, 2006, CanWest issued an additional 250,000 shares of its common stock in the Offering for a total of 4,150,000 shares of its common stock and gross proceeds of $15,770,000.
     Although both transactions occurred subsequent to the OQI acquisition, the Stripper Energy Agreement and the Offering have been included in the attached pro forma financial statements.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of material business acquired.
     The audited financial statements of Oilsands Quest Inc. for the fiscal years ended January 31, 2006 and 2005 are filed as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by this reference. The unaudited interim financial statements of Oilsands Quest Inc. for the six months ended July 31, 2006 and 2005 are filed as Exhibit 99.2 to this Amendment No. 1 and incorporated herein by this reference.
(b) Pro forma financial information.
     The unaudited pro-forma condensed consolidated financial statements with respect to the transaction described in Item 2.01 is filed as Exhibit 99.3 to this Amendment No. 1 and incorporated herein by this reference.
(d) Exhibits.

23.1	Consent of Independent Auditors

99.1	Audited financial statements of Oilsands Quest, Inc. for the fiscal years ended January 31, 2006 and 2005.

99.2	Unaudited interim financial statements of Oilsands Quest Inc. for the six months ended July 31, 2006 and 2005.

99.3	Unaudited pro forma condensed consolidated financial statements of CanWest Petroleum Corporation as at July 31, 2006 and for the three months ended July 31, 2006 and for the year ended April 30, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanWest Petroleum Corporation (Registrant)
Date: October 27, 2006	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of Independent Auditors

99.1	Audited financial statements of Oilsands Quest, Inc. for the fiscal years ended January 31, 2006 and 2005.

99.2	Unaudited interim financial statements of Oilsands Quest Inc. for the six months ended July 31, 2006 and 2005.

99.3	Unaudited pro forma condensed consolidated financial statements of CanWest Petroleum Corporation as at July 31, 2006 and for the three months ended July 31, 2006 and for the year ended April 30, 2006.